January 4, 1996



Board of Directors
Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa 50309

RE:      Variable Life Separate Account

Gentlemen:

The establishment of the Variable Life Separate Account by the Board of Directors of Principal Mutual Life Insurance Company as a separate account for assets applicable to variable life insurance policies, pursuant to the then existing provisions of the Code of Iowa applicable to the establishment of separate accounts by Iowa domiciled life insurance companies, was supervised by the office of General Counsel of the Company. I have supervised the preparation of the Registration Statement on Form S-6 to be filed by Principal Mutual Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the PrinFlex Life Insurance Policies.

It is my opinion that:

1. The Variable Life Separate Account is a separate account of the Company duly created and validly existing pursuant to Iowa law, currently consisting of thirteen distinct Divisions.

2. The PrinFlex Life Insurance Policies, when issued in accordance with the Prospectuses contained or referred to in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company enforceable in accordance with their terms.

3. All income and expenses and all gains and losses, whether or not realized, of the Variable Life Separate Account, shall be credited to or charged against those assets, without regard to income and expenses or gains and losses of the Company.

4. These assets for the policies participating in a Division of the Variable Life Separate Account, equal to the reserves and other liabilities arising under the policies, shall not be charged with any liabilities arising from any other business conducted by the Company.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.
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Board of Directors
Page 2
January 4, 1996



I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinion" in the prospectus contained in the Registration Statement.

Very truly yours,



G.R. Narber
General Counsel

GRN/sal